UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2008

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

                ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(e) On May 13, 2008, the stockholders of 3M Company (the “Company”) approved the 3M 2008 Long-Term Incentive Plan (the “2008 Plan”) at the annual meeting of stockholders.  This 2008 Plan replaces the 2005 Management Stock Ownership Program, which has expired, as the Company’s vehicle for delivering stock-based long-term incentive compensation to its executives and other management employees.  This 2008 Plan also replaces the Performance Unit Plan by which the Company previously provided additional long-term incentive compensation to its executives, as well as the 1992 Directors Stock Ownership Program by which the Company previously provided stock-based compensation to the nonemployee members of its Board of Directors.

Participation in the 2008 Plan is limited to those employees of the Company and affiliated entities who are selected by the Compensation Committee of the Board of Directors. Nonemployee members of 3M’s Board of Directors are also eligible to participate in and receive Stock Awards under the 2008 Plan. It is anticipated that approximately 5,000 employees will be eligible to receive equity awards and approximately 110 employees will be eligible to receive Performance Shares or Performance Units under the 2008 Plan, including all of the Named Executive Officers.

The Compensation Committee will administer the 2008 Plan. The Committee has full power and authority to select the participants, interpret the plan document, continue, accelerate or suspend the exercisability or vesting of an award, and adopt such rules and procedures as it deems necessary for the proper administration of the 2008 Plan. Under the 2008 Plan the Committee may make stock awards in the form of nonqualified stock options, progressive stock options, incentive stock options, and stock appreciation rights, each with a maximum term of ten years. The 2008 Plan also authorizes the Committee to make awards of restricted stock and restricted stock units, and establish the applicable restrictions. In addition, the Committee may grant performance shares or units and other stock-based awards. Performance shares confer upon a participant the right to receive a number of shares of 3M common stock (or cash or shares of 3M common stock, in the case of performance units) based on the performance of the Company during a performance period of at least three years, as measured by certain performance criteria selected by the Compensation Committee.

Unless subsequently authorized by 3M’s stockholders, the maximum number of shares of 3M common stock that may be issued or delivered pursuant to awards granted under the 2008 Plan is 35,000,000.  Awards denominated in shares of 3M common stock other than stock options and stock appreciation rights will be counted against this limit as 3.38 shares for every one share covered by such award.  No individual may be granted stock options and stock appreciation rights under the 2008 Plan with respect to more than 1,000,000 shares of 3M common stock in any calendar year.  No individual may receive cash, vested shares of 3M common stock, or other property as a result of awards granted under the 2008 Plan, other than stock options and stock appreciation rights, having a value exceeding $30,000,000 in any calendar year. All of these share limits would be appropriately adjusted by the Compensation Committee in the event that the Company’s outstanding shares of common stock are changed by reason of any stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event.

The 2008 Plan became effective on May 13, 2008, the date of its approval by 3M’s stockholders, and it will expire (unless sooner terminated by the Board of Directors) on May 13, 2018.

This description of the 2008 Plan is qualified in its entirety by reference to the actual plan document, which is filed as Exhibit 10.1 to this Form 8-K and is hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
10.1	3M 2008 Long-Term Incentive Plan
10.2	Form of Agreement for Stock Option Grants to Executive Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

By:	/s/ Gregg M. Larson
Gregg M. Larson,
Deputy General Counsel and Secretary

Dated: May 13, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	3M 2008 Long-Term Incentive Plan
10.2	Form of Agreement for Stock Option Grants to Executive Officers